UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         November 6, 2009

ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 369-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2009 Annual Meeting of Stockholders held on November 6, 2009, the stockholders of Allis-Chalmers Energy Inc. (the "Company") approved the Allis-Chalmers Energy Inc. Second Amended and Restated 2006 Incentive Plan (the "Amended and Restated Plan"). The Amended and Restated Plan was approved by the Company’s board of directors on September 18, 2009, subject to receipt of stockholder approval.

The Amended and Restated Plan (i) increased the maximum number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), that may be granted under such plan by an additional 7,000,000 shares, resulting in a total of 8,500,000 shares that may be granted thereunder, (ii) increased the annual limit on options that may be granted to any one participant from 200,000 shares of Common Stock to 3,000,000 shares of Common Stock, (iii) established an annual limit on the aggregate maximum number of incentive stock options that may be granted to any one participant of 8,500,000 shares of Common Stock and (iv) established an annual limit on the number of stock appreciation rights and share-based awards (other than options and stock appreciation rights) that may be granted to any one participant of 3,000,000 shares of Common Stock for each type of award.

The foregoing description is not complete and is qualified in its entirety by reference to the Amended and Restated Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit No.	Description

10.1	Second Amended and Restated 2006 Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: November 10, 2009	By:	/s/ Theodore F. Pound III
	Name:	Theodore F. Pound III
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated 2006 Incentive Plan.